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                                                                     EXHIBIT 5.3


              [Skadden, Arps, Slate, Meagher & Flom LLP Letterhead]



                                                                October 29, 2002


Structured Assets Securities Corporation II
745 Seventh Avenue
New York, New York 10019

         Re: Structured Assets Securities Corporation II Registration Statement,
             Form S-3

Ladies and Gentlemen:

         We have acted as special counsel for Structured Assets Securities Corporation II, a Delaware corporation (the "COMPANY"), in connection with a registration statement on Form S-3 (the "REGISTRATION Statement") relating to the proposed offering from time to time by one or more trusts in one or more series (each, a "SERIES") of mortgage pass-through certificates (the "CERTIFICATES"). The Registration Statement has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. As set forth in the Registration Statement, each Series of Certificates will be issued under and pursuant to the conditions of a pooling and servicing agreement or other similar agreement or collection of agreements (each, an "AGREEMENT") among the Company, a trustee (the "TRUSTEE") and where appropriate, one or more servicers (each, a "SERVICER"), each to be identified in the prospectus supplement for such Series of Certificates. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Registration Statement.

         We have examined copies of the Company's Restated Certificate of Incorporation, the Company's By-laws, each base prospectus (each a "PROSPECTUS") and forms of prospectus supplement (each a "PROSPECTUS SUPPLEMENT"), the forms of Certificates included in the applicable Agreements and such other records, documents and statutes as we have deemed necessary for purposes of this opinion.


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Structured Assets Securities Corporation II
October 29, 2002
Page 2


         Based upon the foregoing, we are of the opinion that:

         1. When any Agreement relating to a Series of Certificates has been duly and validly authorized by all necessary action on the part of the Company and has been duly executed and delivered by the Company, the Servicer or Servicers, if any, the Trustee and any other party thereto, such Agreement will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally or by general equity principles.

         2. When a Series of Certificates has been duly authorized by all necessary action on the part of the Company (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and authenticated by the Trustee for such Series in accordance with the terms of the related Agreement and issued and delivered against payment therefor as described in the Registration Statement, such Series of Certificates will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the related Agreement.

         This opinion pertains only to those Series of Certificates for which our firm is named as special counsel to the Company in the related Prospectus or Prospectus Supplement.

         In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York (excluding choice of law principles therein) and the federal laws of the United States of America.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in a Prospectus or a Prospectus Supplement which forms a part of the Registration Statement, without admitting that we are "experts" within the meaning of the Securities Act of 1933, as amended, or the Rules and Regulations of the Commission issued thereunder, with respect to the Prospectus and this exhibit.


                                    Very truly yours,


                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP